UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 16, 2009

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 16, 2008, Public Media Works, Inc. (“we,” “us,” “our” or the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) with Promia, Incorporated, a California corporation (“Promia”) and certain shareholders of Promia. Under the terms of the Exchange Agreement, we were to acquire Promia through an acquisition of all or at least 90% of its outstanding stock, options and warrants. The closing of the Exchange Agreement was subject to certain conditions in order to be successfully consummated, including the completion of a capital raise with net proceeds of $7,000,000. The description of the Exchange Agreement contained in this report is qualified in its entirety by reference to the more detailed description in our report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2008, and the Exchange Agreement, a copy of which is filed as an exhibit to our October 20, 2008 Form 8-K. On January 16, 2009, the Company and Promia mutually agreed to terminate the Exchange Agreement. The Company and Promia believe that the inability of the parties to agree upon acceptable terms for the capital raise which is required as a closing condition for the Exchange Agreement will prevent the parties from being able to complete the transactions contemplated in the Exchange Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: January 20, 2009	By:	/s/ Al Hayes
Al Hayes Chief Executive Officer